28 May 1997


Morgan Stanley Finance plc
25 Cabot Square
Canary Wharf
London E14 4QA

Dear Sirs:

      We have acted as English solicitors to Morgan Stanley Finance plc ("MSF plc") in connection with the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") pursuant to the registration statement on Form S-3 (as may be amended or supplemented from time to time, the "Registration Statement") filed on 28 May 1997 under the Securities Act with the Securities and Exchange Commission, of Debt Securities of MSF plc (the "Debt Securities"). The Debt Securities were issued under a Subordinated Indenture dated as of 15 November 1993 among MSF plc, the Morgan Stanley
Group Inc. (a predecessor of Morgan Stanley, Dean Witter, Discover & Co.)
(the "Company") as guarantor and The Chase Manhattan Bank (formerly known as Chemical Bank) as trustee (the "Original Subordinated Debt Indenture") to be supplemented by a First Supplemental Subordinated Debt Indenture dated as of June 1, 1997 among MSF plc, the Company, as guarantor and The Chase Manhattan Bank, as trustee (the "First Supplemental Subordinated Debt Indenture" and together with the Original Subordinated Debt Indenture, the "Subordinated Debt Indenture").

      This opinion is limited to English law as applied by the English courts and is given on the basis that it will be governed by and construed in accordance with English law. We have made no investigation of the laws of any jurisdiction other than England and neither express nor imply any opinion as to any other laws and in particular the laws of the State of New York and the United States of America.

      For the purposes of this opinion, we have examined the documents listed in a schedule to this letter (the "Schedule") and we have assumed that each of the Original Subordinated Debt Indenture and the First Supplemental Subordinated Debt Indenture were executed in the form of the documents we have examined and neither of such indentures has been amended since the date of execution.

      For the purposes of this opinion, words and phrases used but not defined herein shall have the same meaning as those contained in the Registration Statement.

      Subject as mentioned herein, we are of the opinion that:

      (a) MSF plc is a company duly incorporated and validly existing under the laws of England; and

      (b) assuming the Debt Securities have been duly authorized by MSF plc and such Debt Securities have been duly issued in accordance with the Subordinated Indenture and duly delivered to and paid for by the purchasers thereof, insofar as English law is concerned, the Debt Securities constitute valid and binding obligations of MSF plc.

      As regards the opinion expressed in paragraph 5(a), we have relied upon a search made on May 28, 1997 at the Companies Registry which revealed no order or resolution for the winding-up or order for the administration of MSF plc. However, it should be noted that such a search is not capable of revealing whether or not a petition for a winding-up order or for an administration order has been presented in a county court or district registry or in the High Court of Justice. Notice of a winding-up order or administration order made or a resolution passed or a receiver of an administrator appointed may not be filed at the Companies Registry immediately.

      This opinion is addressed to you on the understanding that it may not be transmitted to any person for any purpose, or quoted or referred to in any public documen or filed with any government agency or other person without our prior written consent. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.


                                      Yours faithfully,

                                      /s/ Linklaters & Paines

                                      Linklaters & Paines


                                 SCHEDULE




      1. Memorandum and Articles of Association of MSF plc.

      2. Extracts from the Minutes of a Meeting of the Directors of MSF plc held on 6 April 1995 and 28 May 1997.

      3. A copy of the Registration Statement.

      4. An execution copy of the Subordinated Debt Indenture dated as of November 15, 1993.

      5. Form of First Supplemental Subordinated Debt Indenture dated as of June 1, 1997.